Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation of	(I.R.S. Employer
organization if not a U.S. national	Identification No.)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

WABASH NATIONAL CORPORATION

(Exact name of obligor as specified in its charter)

Delaware	52-1375208
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1000 Sagamore Parkway South
Lafayette, Indiana	47905
(Address of principal executive offices)	(Postal code)

Senior Debt Securities

(Title of the indenture securities)

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Treasury Department
Washington, D.C.

Federal Deposit Insurance Corporation
Washington, D.C.

Federal Reserve Bank of San Francisco
San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.	Foreign Trustee. Not applicable.

Item 16.	List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee as now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated January 14, 2015.*

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.*

Exhibit 4.	Copy of By-laws of the trustee as now in effect.*

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*    Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015 of Navient Funding, LLC and Navient Credit Funding, LLC, file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 27th day of February, 2017.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Barry D. Somrock
Barry D. Somrock
Vice President

EXHIBIT 6

February 27, 2017

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Barry D. Somrock
Barry D. Somrock
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business December 31, 2016, filed in accordance with 12 U.S.C. §161 for National Banks.

Dollar Amounts
In Millions

ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$19,607
Interest-bearing balances	200,504
Securities:
Held-to-maturity securities	99,478
Available-for-sale securities	286,478
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	77
Securities purchased under agreements to resell	22,705
Loans and lease financing receivables:
Loans and leases held for sale	19,947
Loans and leases, net of unearned income	924,819
LESS: Allowance for loan and lease losses	10,502
Loans and leases, net of unearned income and allowance	914,317
Trading Assets	36,745
Premises and fixed assets (including capitalized leases)	7,745
Other real estate owned	915
Investments in unconsolidated subsidiaries and associated companies	11,334
Direct and indirect investments in real estate ventures	233
Intangible assets
Goodwill	22,695
Other intangible assets	17,298
Other assets	67,157

Total assets	$1,727,235

LIABILITIES
Deposits:
In domestic offices	$1,218,766
Noninterest-bearing	407,266
Interest-bearing	811,500
In foreign offices, Edge and Agreement subsidiaries, and IBFs	120,624
Noninterest-bearing	1,115
Interest-bearing	119,509
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	6,444
Securities sold under agreements to repurchase	9,562

Dollar Amounts
In Millions

Trading liabilities	13,951
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	159,898
Subordinated notes and debentures	13,200
Other liabilities	29,006

Total liabilities	$1,571,451

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	106,705
Retained earnings	49,373
Accumulated other comprehensive income	(1,220)
Other equity capital components	0

Total bank equity capital	155,377
Noncontrolling (minority) interests in consolidated subsidiaries	407

Total equity capital	155,784

Total liabilities, and equity capital	$1,727,235

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry
Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Directors
James Quigley
Enrique Hernandez, Jr
Cynthia Milligan